Exhibit 99.1
BMP Sunstone Corporation Appoints Zhiqiang Han to President and Chief Operating Officer
PLYMOUTH MEETING, Pa., June 9 /Xinhua-PRNewswire-FirstCall/ — BMP Sunstone Corporation (Nasdaq: BJGP) (“BMP Sunstone” or the “Company”) today announced that Zhiqiang Han, currently President of BMP Sunstone Corporation and a member of the Board of Directors, has been appointed to President and Chief Operating Officer of BMP Sunstone Corporation, effective immediately.
Mr. Han has served as President of BMP Sunstone since April 2008 and played an integral role in the acquisition of Sunstone (Tangshan) Pharmaceutical Corporation, Ltd., which he founded in 1996. Prior to founding Sunstone Corporation, Mr. Han was Managing Director of Tangshan Changrong Pharmaceuticals and Chief Engineer of Logistics and Assistant to the Plant Director with Tangshan Women and Children’s Pharmaceutical Manufacturer. Mr. Han has also served as Vice President of the China Nonprescription Medicine Association; Chairman of Hebei Industry and Economic Union; and Vice President of the Hebei Pharmaceutical Industry Association. Mr. Han earned a Bachelor of Science degree from Shenyang Pharmaceutical University and a Masters in Business Administration degree from Dalian University of Technology.
Mr. David Gao, Chief Executive Officer of BMP Sunstone said, “Mr. Han’s strong leadership capabilities, combined with his proven operating skills and deep understanding of China’s pharmaceutical industry, make him a great fit for the role of Chief Operating Officer. I look forward to working with him side by side to optimize BMP Sunstone’s cost structure, drive productivity and profitability, and generally maximize the synergies between our various business units over time.”
Mr. Han commented, “I am confident in my shared vision and goals with David, and intend to immediately focus on driving growth and operating efficiencies at Sunstone as well as across our entire BMP Sunstone platform.”
About BMP Sunstone Corporation
BMP Sunstone Corporation is a specialty pharmaceutical company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China and is pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. It is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis, clinical trial management, product registration, market research, as well as pharmaceutical marketing and distribution. The Company provides distribution services for a wide range of products, including Western medicines, traditional Chinese medicines, bio-chemical medicines, medical applications, branded generic pharmaceuticals, over-the-counter healthcare products, and home healthcare supplies and equipments. BMP Sunstone’s proprietary portfolio primarily focuses on women’s health and pediatrics. The Company is headquartered in Plymouth Meeting, Pennsylvania.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements about optimizing BMP Sunstone’s cost structure, improving productivity and profitability, and maximizing the synergies between the Companies business units. These statements are subject to uncertainties and risks including, but not limited to, our ability to generate additional revenue, control our expenses and take advantage of synergies between our various subsidiaries and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE BMP Sunstone Corporation
CONTACT: Fred M. Powell, Chief Financial Officer of BMP Sunstone
Corporation, 1-610-940-1675; or Investor Relations, Ashley Ammon MacFarlane,
or Christine Duan, both of Integrated Corporate Relations, Inc.,
1-203-682-8200